THIS DEBT SETTLEMENT AGREEMENT made the 2nd day of September, 2002.

B E T W E E N:

HIV-VAC INC., a company incorporated under the laws of the State of Nevada (the "Company")

                                                               OF THE FIRST PART

-AND-

IRWIN RAPOPORT, and individual resident in the City of Toronto in the Province of Ontario (the "Creditor")

                                                              OF THE SECOND PART


WHEREAS the Company is engaged in the business of developing a vaccine to combat AIDS and the HIV virus;

AND WHEREAS the Company had engaged the Creditor as a business consultant since July 8, 2002 ;

AND WHEREAS the Creditor has, in his capacity as an independent contractor to the Company, provided consulting services related to the corporate restructuring strategies of the Company, and the Company is indebted to the Creditor in the amount of U.S. $42,500 (the "Debt") in consideration for the services provided by the Creditor to the Company;

AND WHEREAS the parties have agreed to convert the Debt into common shares in the capital stock of the Company;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual promises and agreements herein contained (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto covenant and agree as follows:

1. The Creditor hereby agrees to convert the Debt by subscribing for 250,000 common shares at price of U.S. $0.17 per share (the "Settlement Shares"), being U.S. $42,500 in the aggregate, and hereby remises, releases and forever discharges the Corporation from the Corporation's obligation to pay the Creditor the full sum of the Debt, said release to be in the form of Schedule "A" annexed hereto.

2. The Corporation hereby agrees that in consideration of the above release it shall allot and issue the Settlement Shares to the Creditor, said shares to be issued at a paid up capital of U.S. $0.001 per share.

3. It is acknowledged by the parties that the Creditor is not an "investor consultant" nor an "associated consultant", as such terms are defined in Ontario Securities Commission Rule 45-503 ("Rule 45-503") Trades to Employees, Executives and Consultants. It is further acknowledged by the parties that the Creditor's participation in this subscription is voluntary.

4. The parties hereto agree that the covenants contained herein shall be binding upon their respective heirs, executors, administrators and assigns.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein.

6. This Agreement and the schedules annexed hereto supersede all prior negotiations, undertakings and agreements between the parties with respect to the subject matter hereof, and this Agreement and its schedules constitute the entire agreement of the parties respecting the matters herein contained.

7. No amendment, modification, alteration, or waiver of the terms of this Agreement shall be binding unless made in writing and executed by the parties hereto or their successors or assigns.

8. This Agreement may be executed by the parties hereto in one or more counterparts by original or facsimile signature, each of which when so executed shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed under seal by the parties hereto as of the day and year first above written.

                                       HIV-VAC INC.



                                       Per:
c/s

                                                     KEVIN MURRAY
                                       I have authority to bind the corporation.



WITNESS:



---------------------------------      -----------------------------------------
Name:                                  IRWIN RAPORORT

                                  SCHEDULE "A"


                                 RELEASE OF DEBT
                                 ---------------


TO: HIV-VAC INC.

IN CONSIDERATION of the issuance of 250,000 common shares of HIV-VAC INC. ("the "Company"), in accordance with an agreement between the Company and the undersigned dated September 2, 2002 the undersigned hereby remises, releases and forever discharges the Corporation from its obligation to pay a debt of U.S.$ 42,500 owed to the undersigned by the Company in consideration for services provided to the Company by the undersigned.


DATED this 2nd day of September, 2002.


WITNESS



--------------------------                      --------------------------------
Name:                                           IRWIN RAPOPORT